                                                                   EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Total Renal Care Holdings, Inc.:

  We consent to the use of our reports on the consolidated financial statements and related financial statement schedule of Total Renal Care Holdings, Inc. and subsidiaries included herein and the combined financial statements and related financial statement schedule of Lake County Dialysis Services Inc., Dialysis Management Services, Inc., Logan Square Dialysis Services, Inc., Home Dialysis Care, Ltd., and Lincoln Park Nephrology Associates, S.C. incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

  Our report on the consolidated financial statements of Total Renal Care Holdings, Inc. refers to a change in the method of accounting for income taxes to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, effective June 1, 1993.

KPMG Peat Marwick LLP

Seattle, Washington

October 22, 1996